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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of E*TRADE Group, Inc. on Form S-3 of our report dated October 13, 1999 (March 15, 2000 as to the second paragraph of Note 1), appearing in the Annual Report on Form 10-K/A of E*TRADE Group, Inc. for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte Touche LLP


August 24, 2000
San Jose, California